INTEC PHARMA LTD.

NUMBER

*****

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

SHARES

*****

CUSIP

ORDINARY SHARES

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of ****SPECIMEN****

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF
INTEC PHARMA LTD.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: *****

COUNTERSIGNED AND REGISTERED:
VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

By:_______________________
AUTHORIZED SIGNATURE

Chief Executive Officer